Exhibit 1.1

[•] Shares

BANK7 CORP.

Common Stock

UNDERWRITING AGREEMENT

September [•], 2018

KEEFE, BRUYETTE & WOODS, INC.
STEPHENS INC.

(As representatives of the Several Underwriters listed in Schedule I hereto)

c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue
4th Floor
New York, New York 10019

Stephens Inc.
300 Crescent Court, Suite 600
Dallas, Texas 75201

Ladies and Gentlemen:

Bank7 Corp., an Oklahoma corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), and certain shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) severally propose to sell to the several Underwriters, pursuant to the terms set forth herein (this “Agreement”), an aggregate of [•] shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which [•] shares are to be issued and sold by the Company and [•] shares are to be sold by the Selling Shareholders, in the respective amounts set forth opposite their respective names in Schedule II hereto.  The Selling Shareholders have also granted to the Underwriters an option to purchase up to an additional [•] shares of Common Stock (the “Option Shares”).  The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.” Keefe, Bruyette & Woods, Inc. and Stephens Inc. have agreed to act as representatives of the several Underwriters (in such capacity, each a “Representative,” and together, the “Representatives”) in connection with the offering and sale of the Shares.

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-227010), which includes a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), including any information contained in the prospectus filed as a part of the registration statement pursuant to Rule 424 of the Securities Act Regulations or otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A of the Securities Act Regulations, is called the “Registration Statement.” If the Company files an abbreviated registration statement increasing the size of the offering pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), then the term “Registration Statement” herein shall be deemed to include the Rule 462(b) Registration Statement. The final prospectus (in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) that meets the requirements of Section 10(a) of the Securities Act is referred to herein as the “Prospectus.” Each prospectus in preliminary form (filed with the Commission pursuant to Rule 424(a) of the Securities Act Regulations, omitting certain information as permitted by Rule 430A(a) of the Securities Act Regulations) that describes the Shares and the offering thereof and is used before the filing of the Prospectus is referred to herein as a “preliminary prospectus.” The preliminary prospectus relating to the Shares that was included in the Registration Statement immediately before the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” “Pricing Disclosure Package” means the Pricing Prospectus, together with the Issuer Free Writing Prospectuses (as defined below), if any, listed on Schedule III hereto, and the pricing information conveyed orally to investors, and as set forth on Schedule III hereto. Any “issuer free writing prospectus” (as defined in Rule 433(h)(1) of the Securities Act Regulations) relating to the offering of the Shares contemplated hereunder is hereinafter called an “Issuer Free Writing Prospectus.”

The Company also has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (File No. 001-38656) to register the Common Stock under Section 12(b) or (g) of the Exchange Act, as applicable.

As used in this Agreement:

“Applicable Time” means [•] [a.m./p.m.], New York City time, on [•], 2018;

“Permitted Written Testing-the-Waters Communications” means the Written Testing-the-Waters Communications (as defined below), if any, listed on Schedule IV hereto;

“Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act);

All references to the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

The Company and the Underwriters agree that up to [•]% of the Firm Shares (the “Directed Shares”) shall be reserved for sale by the Underwriters to certain eligible officers, directors, employees, business associates and related persons of the Company and its Subsidiaries (as defined below) (collectively, the “Directed Share Participants”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations.  To the extent that such Directed Shares are not orally confirmed for purchase, and subject to an agreement to purchase, by such Directed Share Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

Each Selling Shareholder has executed and delivered an Irrevocable Power of Attorney and Custody Agreement (collectively, the “Power of Attorney and Custody Agreement”) pursuant to which each Selling Shareholder has placed his, her or its Firm Shares and Option Shares in custody and appointed the person(s) designated therein (the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.

The Company, the Bank (as defined below) and the Selling Shareholders confirm as follows their respective agreements with the Representatives and the several other Underwriters.

Section 1.

(a)            The Company represents and warrants to each Underwriter at the date hereof, the Applicable Time, the Closing Date (as defined below) and each Option Closing Date (as defined below), and agrees with each Underwriter, as follows:

(i)           Compliance of the Registration Statement and the Prospectus. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and any Rule 462(b) Registration Statement, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)          Accurate Disclosure. Neither the Registration Statement, any Rule 462(b) Registration Statement, nor any post-effective amendment thereto, at its effective time or at the Closing Date contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the Pricing Disclosure Package nor (B) any individual Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date or at the Closing Date included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, any Rule 462(b) Registration Statement, the Pricing Disclosure Package and the Prospectus, or to be filed as an exhibit to the Registration Statement or any Rule 462(b) Registration Statement, which are not described or filed as required. There are no business relationships or related person transactions involving the Company or any Subsidiary (as defined herein) or any other person required to be described in the Registration Statement, Rule 462(b) Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any amendment thereto or the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in (i) the list of Underwriters and their respective allocation of the Shares under the heading “Underwriting,” (ii) the second and third sentences of the first paragraph under the heading “Underwriting—Underwriting Discounts,” and (iii) the first, second, third and fourth paragraphs and the first sentence of the fifth paragraph under the heading “Underwriting—Price Stabilization, Short Positions, and Penalty Bids,” contained in the Registration Statement, any Rule 462(b) Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)         Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(iv)        Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and (C) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act Regulations. The Company has paid the registration fee for this offering pursuant to Rule 111 under the Securities Act Regulations or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event before the Closing Date.

(v)         Auditors. BKD LLP, the accounting firm that certified the financial statements and supporting schedules of the Company that are included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (i) an independent public accountant as required by the Securities Act, the Securities Act Regulations, the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) and the Public Company Accounting Oversight Board (the “PCAOB”), (ii) a registered public accounting firm, as defined by the PCAOB, which has not had its registration superseded or revoked and which has not requested that such registration be withdrawn, and (iii) with respect to the Company, is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission.

(vi)        Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated Subsidiaries (as defined below) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries (as defined below) at the respective dates of and for the respective periods to which they apply.  The financial statements of the Company and its consolidated Subsidiaries (as defined below) have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act.

(vii)        No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated or contemplated therein, (A) there has been no material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, (i) on the general affairs, condition (financial or otherwise), business, properties, prospects, management, financial position, shareholders’ equity, assets, liabilities or results of operations, of the Company and its subsidiaries (the “Subsidiaries”) considered as one enterprise, whether or not arising in the ordinary course of business or (ii) in the ability of the Company to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (each of (i) and (ii) a “Material Adverse Effect”), (B) there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of the Subsidiaries, (C) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, (D) the Company has not purchased any of its outstanding capital stock and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (E) there has been no material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(viii)      Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ix)         Good Standing of Subsidiaries. Bank7 (the “Bank”) is a bank chartered under the laws of the State of Oklahoma and the charter of the Bank is in full force and effect. The Bank is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). Each other subsidiary (as defined in Rule 405 of the Securities Act Regulations) of the Company (each, a “Subsidiary”) has been duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the requisite corporate or organizational power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other business entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising by operation of law, or under the certificate of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. The only Subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21.1 to the Registration Statement (collectively, the “Significant Subsidiaries”) and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. Except for the Subsidiaries, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests in any corporation, limited liability company, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

(x)          Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company arising by operation of law, or under the certificate of incorporation, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

(xi)         Company Equity Awards. With respect to any stock options, restricted stock or other equity awards (the “Equity Awards”) granted pursuant to any compensation plan of the Company or its Subsidiaries providing for the issuance of Equity Awards (the “Company Plans”), (A) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective by all necessary corporate action, and (B) each such grant was made in accordance with the terms of the Company Plans and all other applicable laws and regulatory rules or requirements.

(xii)        Authorization of Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)       Securities Offerings. All offers and sales of the Company’s capital stock and debt or other securities before the date of this Agreement were made in compliance with or were the subject of an available exemption from the Securities Act and the Securities Act Regulations and all other applicable state and federal laws or regulations, or any actions under the Securities Act and the Securities Act Regulations or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(xiv)       Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock will conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(xv)        Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person registration rights or other similar rights to have any securities registered for resale pursuant to the Registration Statement or otherwise registered for resale or sold by the Company under the Securities Act pursuant to this Agreement other than any rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been waived.

(xvi)       Summaries of Legal Matters. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock” and under the caption “Supervision and Regulation,” insofar as they purport to describe the provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects.

(xvii)      Absence of Defaults and Conflicts. The Company is not in violation of its Certificate of Incorporation, as amended (the “Charter”), or Bylaws, as amended (the “Bylaws”); none of the Subsidiaries is in violation of its charter, bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is (A) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or (B) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (B), for such violations or defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein and in the Registration Statement by the Company (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect); nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the charter, bylaws or other organizational document of any Subsidiary; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xviii)     Nasdaq Listing. The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such listing.

(xix)       Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of the Significant Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) there is (1) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Significant Subsidiaries before the National Labor Relations Board or any similar domestic or foreign body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (2) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Significant Subsidiaries and (3) no union representation dispute currently existing concerning the employees of the Company or any of the Significant Subsidiaries, (B) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Significant Subsidiaries and (C) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) or any similar domestic or foreign law or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Significant Subsidiaries.

(xx)        Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(xxi)       Bank Holding Company Act. The Company has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended.

(xxii)      Compliance with Bank Regulatory Authorities. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders) of, or agreements with, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), and the Oklahoma Banking Department (“OBD”), and any other applicable federal or state banking authorities, as applicable (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Currency and Foreign Transactions Reporting Act (or otherwise known as the “Bank Secrecy Act”) and Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (or otherwise known as “USA Patriot Act”), to the extent such laws or regulations apply to the Company or the Bank, as applicable. The Company and the Bank have no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that could cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the USA Patriot Act or any order issued with respect to the Anti-Money Laundering Laws (as defined below). As of the most recent quarter end, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the regulatory framework for prompt corrective action of the FDIC. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of Oklahoma. Since December 31, 2013, the Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the OBD, and any other applicable federal or state banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the OBD and any other applicable federal or state banking authorities, as the case may be. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, the Bank or any of their respective subsidiaries is a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the OBD or any other bank regulatory authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions or that imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks. There is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company, the Bank or any of the Company’s other Subsidiaries, which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxiii)     Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xxiv)     Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body is necessary or required for the performance by the Company of its obligations under this Agreement in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated in this Agreement before the Closing Date, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the rules of Nasdaq, the securities laws of any state or non-U.S. jurisdiction or the rules of FINRA. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant in all material respects with FINRA’s rules, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or National Association of Securities Dealers Conduct Rules are true, complete and correct in all material respects.

(xxv)      Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, registrations, memberships, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Governmental License or result in any other material impairment of the rights of any such Governmental License; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any material statement, report, information or form required by any applicable law, regulation or order, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxvi)     Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (B) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary. All of the leases and subleases under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect and are held under valid, subsisting and enforceable leases, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvii)    Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), systems, technology, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein.

(xxviii)   Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to result in forming the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxix)      ERISA. Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any Subsidiary or any member of the Company’s “control group” (within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) for employees or former employees of the Company and its affiliates (“Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such Plan excluding transactions effected pursuant to a statutory or administrative exemption. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such employee benefit plan were terminated, could have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification. With respect to each Plan subject to Title IV of ERISA, the minimum funding standard of Section 302 of ERISA or Section 412 of the Code, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) in all material respects and is reasonably expected to be satisfied in all material respects in the future (without taking into account any waiver thereof or extension of any amortization period) and the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan). There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign agency.

(xxx)       Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act Regulations) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer and is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, (i) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (iii) the Company has not been advised of (a) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any Subsidiary to record, process, summarize and report financial data, or any material weaknesses in the Company’s internal control over financial reporting, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries.

(xxxi)      Disclosure Controls and Procedures. The Company and its Subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 of the Exchange Act Regulations), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files, furnishes or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, (B) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (C) were then effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s or its Subsidiaries’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its Subsidiaries’ internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no changes in internal controls or in other factors that could significantly and adversely affect internal controls.

(xxxii)     Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiii)    Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(xxxiv)    Payment of Taxes. All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been timely filed (taking into account any valid extensions) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which have been or will be promptly contested in good faith and as to which adequate reserves have been provided in the Company’s financials in accordance with GAAP. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been or would reasonably be expected to be asserted against the Company or any of its Subsidiaries or any of their respective properties or assets. The Company has properly and timely elected as of August 3, 2004 to be treated as an “S Corporation” (as defined in Section 1361(a)(1) of the Code) for federal income tax purposes and for the purposes of any applicable state and local tax law of any state in which it is qualified to do business.  Such elections have not been terminated or revoked by the Company, and  at all times during which it had such election(s) in place, the Company qualified to be and was properly treated as an S corporation for U.S. federal income (and any applicable state and local) tax purposes.

(xxxv)     Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged including, but not limited to, policies covering real and personal property owned or leased by the Company and each Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any Subsidiary will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. All such insurance is fully in force as of the date hereof.

(xxxvi)   Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvii)   Absence of Manipulation. Neither the Company nor any of the Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly, or indirectly, and neither the Company nor any of the Subsidiaries, nor any affiliates of the Company or its Subsidiaries, will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(xxxviii)  Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable non-U.S. anti-bribery statute or regulation; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxix)    Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and, to the knowledge of the Company, their respective affiliates, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder issued, administered or enforced by any governmental agency or body (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court, governmental agency or body involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries and, to the knowledge of the Company, their respective affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(xl)         OFAC. None of the Company, any of the Subsidiaries or any officer or director of either the Company or any Subsidiary, nor, to the knowledge of the Company, any agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.

(xli)        Relationship. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act or Securities Act Regulations to be described in the Registration Statement and/or the Prospectus and that is not so described.

(xlii)       Lending Relationship. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(xliii)      No Restrictions on Subsidiaries. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(xliv)      Statistical and Market-Related Data. The statistical and market related data contained in the Registration Statement and Prospectus are based on or derived from sources which the Company believes are reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xlv)       Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, before the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule III hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule IV hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

(xlvi)      Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (A) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (B) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(xlvii)     Lock-Up Agreements. Each of the Company’s officers, as defined by Rule 16a-1(f) of the Exchange Act Regulations, directors and shareholders, in each case as listed on Exhibit D-1 hereto, has executed and delivered lock-up agreements as contemplated in Section 6(l) hereof.

(xlviii)    Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xlix)      Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to applicable legal limits, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance has been instituted, is pending or, to the knowledge of the Company, is threatened.

(l)           Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than options issued under the Company’s shareholder-approved benefit plans) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(li)          Termination of Contracts. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Significant Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Disclosure Package and Prospectus, or referred to or described in, or filed as an exhibit to, the Pricing Disclosure Package and Prospectus, and no such termination or non-renewal has been threatened by the Company or any Significant Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement; and there are no contracts or documents of the Company or any of the Significant Subsidiaries that are required to be described in the Pricing Disclosure Package and the Prospectus or to be filed as exhibits thereto by the Securities Act or by the rules and regulations of the Commission thereunder that have not been so described and filed.

(lii)         Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than as disclosed therein).

(liii)        Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(liv)        Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in any Written Testing-the-Waters Communication or any Testing-the-Waters Communication) through the Closing Date or the Option Closing Date (if applicable), the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(lv)        Testing the Waters. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Permitted Written Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A of the Securities Act Regulations or institutions that are accredited investors within the meaning of Rule 501 of the Securities Act Regulations, and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications (other than the participation by the Company’s management with respect to Permitted Written Testing-the-Waters Communications).  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than the Permitted Written Testing-the-Waters Communications.

(lvi)       Accuracy of Permitted Written Testing-the-Waters Communications.  As of the Applicable Time, each Permitted Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Written Testing-the-Waters Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, any preliminary prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus; and the Company has filed publicly on EDGAR at least 15 calendar days before any Road Show, any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares.

(b)           The Bank represents and warrants to each Underwriter and each Selling Shareholder at the date hereof, the Applicable Time, the Closing Date and each Option Closing Date, and agrees with each Underwriter, as follows:

(i)           The Bank has been duly chartered and is validly existing as an Oklahoma banking association in good standing under the laws of the State of Oklahoma, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such other jurisdiction;

(ii)          Neither the Bank nor any of its Subsidiaries is (A) in violation of its articles or certificate of incorporation, bylaws or other organizational or governing documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject (collectively, the “Bank Instruments”) or (C) in violation of any statute, law, rule, regulation, order, decree of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries, except, in the case of clause (C), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

(iii)         This Agreement has been duly authorized, executed and delivered by the Bank. The execution, delivery and performance of this Agreement by the Bank, compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument (except for such contraventions, conflicts, breaches, violations, or defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor does or will any such action contravene, conflict with or result in a breach or violation of (A) any of the terms or provisions of the articles or certificate of incorporation or association or bylaws of the Bank or (B) any applicable statute, order, law, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries or any of their properties (except, in the case of clause (B) for such contraventions, conflicts, breaches or violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)           Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof, the Applicable Time, the Closing Date and each Option Closing Date, if any:

(i)           All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and Custody Agreement and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii)          This Agreement and the Power of Attorney and Custody Agreement have each been duly authorized, executed and delivered by such Selling Shareholder; and the Power of Attorney and Custody Agreement constitutes the legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or equity) relating to enforceability;

(iii)         Such Selling Shareholder, if not an individual, has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of its jurisdiction of incorporation (or organization);

(iv)         The sale of the Shares to be sold by such Selling Shareholder hereunder, the execution of this Agreement and the Power of Attorney and Custody Agreement by such Selling Shareholder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which such Selling Shareholder or its affiliates is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (B) the certificate or articles of incorporation or by-laws (or other organization documents) of such Selling Shareholder, if such Selling Shareholder is not an individual, or (C) any statute or any order, law, rule, regulation or decree of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its property or assets, except, in the case of clauses (A) and (C), where such conflict, breach, violation or default would not impair or delay in any material respect the ability of the Selling Shareholder to perform its obligations under this Agreement and the Power of Attorney and Custody Agreement;

(v)         Certificates in negotiable form or book-entry security entitlements for the Shares to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under the Power of Attorney and Custody Agreement made with Broadridge Corporate Issuer Solutions, Inc., as custodian (the “Custodian”).  Each Selling Shareholder agrees that the shares represented by the certificates or book-entry security entitlements held in custody for the Selling Shareholders under such Power of Attorney and Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust;

(vi)        Such Selling Shareholder has, and immediately before the Closing Date and each Option Closing Date will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares subject to sale by such Selling Shareholder pursuant to this Agreement on such date free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power to enter into this Agreement and to sell, transfer and deliver all of the Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vii)       Upon payment of the Purchase Price (as defined below) for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, rule or regulation, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(viii)      Such Selling Shareholder (A) has no reason to believe that the representations and warranties of the Company contained in Section 1(a) hereof are not true and correct, (B) is familiar with the Registration Statement, the Pricing Disclosure Package (each, as of the time of the execution and delivery of this Agreement) and the Prospectus (as of the Closing Date) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement and the Pricing Disclosure Package (each, as of the time of the execution and delivery of this Agreement) and the Prospectus (as of the Closing Date) that has resulted in or may result in a Material Adverse Effect, and (C) is not prompted to sell Shares by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ix)         Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Shares or otherwise and has taken no action which could directly or indirectly violate Regulation M under the Exchange Act.

(x)          There are no legal or governmental proceedings pending to which such Selling Shareholder is a party or of which any property of such Selling Shareholder is the subject that, if determined adversely to such Selling Shareholder, individually or in the aggregate, could prevent or impair the consummation of the transactions contemplated by this Agreement.

(xi)         (A)  At the respective times the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), the Registration Statement, any Rule 462(b) Registration Statement, and any amendments and supplements (including any prospectus wrapper) thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) at the time the Pricing Prospectus, the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), none of the Pricing Prospectus, the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (A) and (B) above shall (X) only apply to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information consists only of the name of such Selling Shareholder, the number of Shares to be sold by such Selling Shareholder and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Pricing Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”), and (Y) not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is the Underwriter Information.

(xii)        There are no affiliations or associations between any member of the FINRA and such Selling Shareholder, except as described in the Pricing Prospectus; none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member.

The Selling Shareholder has a reasonable basis for making each of the representations set forth in this Section 1(c).  The Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, may rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Any certificate signed by, or on behalf of, such Selling Shareholder delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

Section 2.             (a)          Subject to the terms and conditions herein set forth, (i) the Company and each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price per share of $[•] (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company or such Selling Shareholder as set forth opposite the name of the Company or such Selling Shareholder in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Shareholders hereunder, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Shareholder, at the Purchase Price, the number of Option Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying (x) the product of the number of Option Shares as to which such election shall have been exercised and the ratio of the aggregate number of Option Shares to be sold by such Selling Shareholder as set forth opposite the name of such Selling Shareholder in Schedule II hereto and the aggregate number of Option Shares to be sold by all Selling Shareholders as set forth on Schedule II hereto by (y) the fraction set forth in clause (i) above.

(b)           The Selling Shareholders, severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to [•] Option Shares at the Purchase Price.  The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from a Representative to the Selling Shareholders given within a period of 30 calendar days after the date of this Agreement and setting forth (i) the aggregate number of Option Shares to be purchased and (ii) the time, date and place at which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.  The maximum number of Option Shares that may be purchased from each Selling Shareholder is set forth in the second column opposite their respective names in Schedule II hereto.

Section 3.

(a)            It is understood that the several Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

(b)           The Company and the Custodian will deliver the Firm Shares to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, in the case of Firm Shares sold by the Company, and to or on behalf of the Selling Shareholders, pro rata based on the number of Firm Shares sold by each of them, under instructions from the Custodian, in the case of Firm Shares sold by the Selling Shareholders, at the office of Bracewell LLP, 1445 Ross Avenue, Suite 3800, Dallas, Texas 75202, at 10:00 A.M., New York time, on [•], 2018, unless postponed in accordance with Section 10 hereof, or such other time and date not later than 1:30 p.m., New York City time, on [•], as the Representatives and the Company determine, such time being referred to herein as the “Closing Date.”  For purposes of Rule 15c6-‑1 of the Exchange Act Regulations, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.  The certificates or book-entry security entitlements for the Firm Shares so to be delivered will be in such denominations and registered in such names as the Representatives request and, if the Firm Shares are to be certificated, will be delivered and made available for checking and packaging at the above office of Bracewell LLP at least 24 hours before the Closing Date. If any individual Selling Shareholder or any trustee or trustees of any Selling Shareholder should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

(c)           Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representatives as provided above.  The Custodian will deliver the Option Shares being purchased on each Option Closing Date to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order on behalf of the Selling Shareholders, pro rata based on the number of Option Shares sold by each of them, under instructions from the Custodian at the above office of Bracewell LLP, 1445 Ross Avenue, Suite 3800, Dallas, Texas 75202, at 10:00 A.M., New York time, on the applicable Option Closing Date.  The certificates or book-entry security entitlements for the Option Shares so to be delivered will be in such denominations and registered in such names as the Representatives request and, if the Option Shares are to be certificated, will be delivered and made available for checking and packaging at the above office of Bracewell LLP at least 24 hours before such Option Closing Date.

Section 4.

(a)            The Company further covenants and agrees with each of the Underwriters as follows:

(i)           The Company, subject to Section 4(a)(ii) hereof, will comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representatives promptly, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Securities Act Regulations, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) of the Securities Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)          During the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 of the Securities Act Regulations or any similar rule), the Company (A) will furnish to the Representatives for review, a reasonable period of time before the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (B) will not amend or supplement the Registration Statement without the Representatives’ prior written consent.  Before amending or supplementing any preliminary prospectus, the Pricing Prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time before the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) of the Securities Act Regulations any prospectus required to be filed pursuant to such rule.

(iii)         The Company shall furnish to the Representatives for review, a reasonable amount of time before the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 of the Securities Act Regulations or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or could conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or could include an untrue statement of a material fact or omitted or could omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, that before amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time before the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent.

(iv)         The Company will use its reasonable best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 4(a)(iv) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is otherwise not so subject.

(v)          The Company has furnished or will deliver to the Representatives, without charge, signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also, upon the request of the Representatives, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi)         The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each preliminary prospectus and/or the Pricing Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, before 5:00 p.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) of the Securities Act Regulations, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)        If at any time after the distribution of any Permitted Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Permitted Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, should the Underwriters request, will promptly amend or supplement, at its own expense, such Permitted Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(viii)       The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (as defined in and in form complying with the provisions of Rule 158 of the Securities Act Regulations and satisfying the provisions of Section 11(a) of the Securities Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(ix)         The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”

(x)          The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(xi)         The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Shares) on Nasdaq.

(xii)        During a period of 180 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or publicly disclose the intention to make any offer, pledge, sale, disposition or filing, or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (X) the Shares to be sold hereunder, (Y) the issuance of equity-based awards granted pursuant to the Company’s benefit plans existing on the date hereof that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as such plans may be amended, or (Z) the issuance of shares of Common Stock upon the exercise of, or otherwise pursuant to, any such equity-based awards.

(xiii)       During the Lock-Up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or any of the other actions restricted or prohibited under the terms of the form of “lock-up” agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers, directors and shareholders pursuant to Section 6(m) hereof.

(xiv)       If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 6(n) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit E hereto through a major news service at least two business days before the effective date of the release or waiver.

(xv)        The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 of the Securities Act Regulations or any similar rule), file on a timely basis with the Commission and Nasdaq all reports and documents required to be filed under the Exchange Act.  Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(xvi)       The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 of the Securities Act Regulations.

(xvii)      During a period of five years from the effective date of the Registration Statement, the Company will make available on EDGAR (or any successor or additional filing location required under applicable rules and regulations of the Commission) or furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to the Representatives (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (B) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(xviii)     The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as could require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(xix)       If the Company elects to rely upon Rule 462(b) of the Securities Act Regulations, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111 of the Securities Act Regulations.

(xx)        If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of preliminary prospectus, Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (A) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares, (B) it shall disclose the same information as such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be, and (C) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally).  The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(xxi)       The Company will use its reasonable best efforts to ensure that the Directed Shares will be restricted as required by FINRA or FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months after the date of this Agreement.  The Underwriters will notify the Company in writing as to which persons, if any, will need to be so restricted.  At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.  Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, reasonable legal expenses) they incur in connection with, or as a result of, such release.

(xxii)      The Company will not take, and will use its reasonable best efforts to prohibit any affiliate of the Company from taking, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and will use its reasonable best efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M under the Exchange Act.

(xxiii)      The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that could constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto.

(xxiv)     The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 of the Securities Act Regulations to avoid a requirement to file with the Commission any electronic “road show” (as defined in Rule 433 of the Securities Act Regulations).

(xxv)      During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Date or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 or Section 9 of this Agreement, neither the Company nor the Bank shall, without the prior written consent of the Representatives, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided that this covenant shall be null and void if the Federal Reserve, the FDIC or any federal or state bank regulator or regulatory authority having jurisdiction over the Bank, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Section 8 hereof, permits indemnification of the Underwriters by the Bank as contemplated by such provisions.

(xxvi)     The Company and its Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(b)           Each Selling Shareholder, severally and not jointly, covenants and agrees with each of the Underwriters as follows:

(i)           During a period of 180 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of the Representatives, directly or indirectly, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act Regulations, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the Selling Shareholder or with respect to which the Selling Shareholder has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act, (B) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement or (D) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock, other than the Shares to be sold hereunder.

(ii)          Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and such Selling Shareholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M under the Exchange Act.

(iii)         Such Selling Shareholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 of the  Securities Act Regulations or any similar rule), of (A) any Material Adverse Effect, (B) any change in information in the Registration Statement, any preliminary prospectus, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto relating to such Selling Shareholder, or (C) any new material information relating to the Company or relating to any matter stated in the Registration Statement, any preliminary prospectus, the Pricing Disclosure Package or the Prospectus that comes to the attention of such Selling Shareholder.

(iv)        Such Selling Shareholder will deliver to the Representatives, before or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibilities Act of 1982 with respect to the transactions contemplated by this Agreement.

(v)         Each Selling Shareholder represents and agrees that it has not made and will not make any offer relating to the Shares that could constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations.

Section 5.             The Company and the Selling Shareholders covenant and agree with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors, (B) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each preliminary prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, any Permitted Testing-the-Waters Communication and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, (C) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares, (D) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(a)(iv), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, (E) all fees and expenses in connection with listing the Common Stock (including the Shares) on Nasdaq, (F) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Shares, including any related filing fees and the reasonable fees and disbursements of counsel to the Underwriters, (G) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (H) the cost and charges of any transfer agent or registrar, (I) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares, (J) the costs and expenses of the Company and any Selling Shareholder relating to investor presentations on any Road Show, any Permitted Written Testing-the-Waters Communication or any Testing-the-Waters Communication undertaken in connection with the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of Road Show slides and graphics, fees and expenses of any consultants engaged in connection with the Road Show presentations with the prior approval of the Company, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the Road Show; and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

Each Selling Shareholder will pay or cause to be paid all expenses incident to the performance of such Selling Shareholders’ obligations under this Agreement which are not otherwise specifically provided for in this Section 5, including (X) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder, (Y) fees and expenses of the Custodian and the Attorneys-in-Fact, and (Z) the fees, disbursements and expenses of the Selling Shareholders’ counsel and other advisors, if any.

Section 6.              The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations within the applicable time period prescribed for such filing by the Securities Act and in accordance with Section 4(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) of the Securities Act Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Securities Act Regulations; if the Company has elected to rely upon Rule 462(b) of the Securities Act Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement; the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           The respective representations and warranties of the Company and the Selling Shareholders contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Company and the Selling Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or before the Closing Date or the Option Closing Date, as the case may be.

(c)           Subsequent to the execution and delivery of this Agreement and before the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading, or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act Regulations.

(d)           (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary, and (B) there shall not have been any Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(e)           The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to each Representative, to the effect (A) set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and Section 6(c), (B) that none of the situations set forth in clause (i) or (ii) of Section 6(d) shall have occurred, and (C) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, (ii) a certificate of the Attorney-in-Fact of each Selling Shareholder, satisfactory to each Representative, to the effect set forth in Section 6(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders) and (iii) if any Selling Shareholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (A) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than 30 days before the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (B) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2);

(f)            On each Closing Date and Option Closing Date, as the case may be, Hunton Andrews Kurth LLP, counsel for the Company, shall have furnished to the Representatives their favorable written opinion and negative assurance letter, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.

(g)           On each Closing Date and Option Closing Date, as the case may be, Paul Foster Law Offices, P.C., counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel for the Underwriters may reasonably request.

(h)           On each Closing Date and Option Closing Date, as the case may be, Hunton Andrews Kurth LLP, counsel for the Selling Shareholders, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel for the Underwriters may reasonably request.

(i)            On the date of this Agreement, BKD LLP shall have furnished to the Representatives a letter, dated the date of this Agreement, in form and substance satisfactory to each Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and each Issuer Free Writing Prospectus, if any.

(j)            On each Closing Date and Option Closing Date, as the case may be, the Representatives shall have received from BKD LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that it reaffirms the statements made in its letter or letters furnished pursuant to Section 6(i), except that the specified date referred to therein for the carrying out of procedures shall be not more than three business days before the Closing Date or such Option Closing Date, as the case may be.

(k)           On each Closing Date and Option Closing Date, the Representatives shall have received the opinion of Bracewell LLP, counsel for the Underwriters in connection with the offer and sale of the Shares, in form and substance satisfactory to the Underwriters, dated as of such date, with executed copies for each of the other Underwriters named on the cover page of the Prospectus.

(l)            The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(m)           FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(n)           The Representatives shall have received “lock-up” agreements, each substantially in the form of Exhibit D hereto, from all the shareholders, officers and directors of the Company listed on Exhibit D-1 hereto and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(o)           On or before the Closing Date or Option Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

(p)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq, (iii) a general moratorium on commercial banking activities declared by any of Federal or New York State or Oklahoma State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in either of clauses (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

(q)           Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 13, by the Representatives by notice to the Company and the Selling Shareholders at any time at or before the Closing Date or any Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 5, Section 8 and Section 13.

Section 7.              This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 8.

(a)           Indemnification of Underwriters and Selling Shareholders by the Company and the Bank. The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter and Selling Shareholder and their respective affiliates (as such term is defined in Rule 501(b) of the Securities Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Permitted Written Testing-the-Waters Communications, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, any Permitted Written Testing-the-Waters Communications, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(e) hereof) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Permitted Written Testing-the-Waters Communications, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.  Notwithstanding the foregoing, the indemnification obligation of the Bank in this Section 8 shall be limited solely with respect to the Bank to the extent necessary if (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such indemnification violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that such indemnification would result in an adverse impact on the Bank’s examination ratings or (c) such indemnification would give rise to civil money penalties or other sanctions.

(b)           Indemnification of Underwriters and the Company by the Selling Shareholders. The Selling Shareholders, jointly and severally, agree to indemnify and hold harmless (i) each Underwriter and each Underwriter’s Affiliates, selling agents, members, directors, officers, employees, agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Permitted Written Testing-the-Waters Communications, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Selling Shareholder Information; provided, that the liability of the Selling Shareholders under this Section 8(b) will be limited to an amount equal to the sum of (i) the total net proceeds from the offering of the Shares by the Selling Shareholders pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders, and (ii) the distribution made to the Selling Shareholders using a portion of the net proceeds from the offering of the Shares by the Company pursuant to this Agreement.

(c)           Indemnification of Company, Directors and Officers and Selling Shareholders by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Permitted Written Testing-the-Waters Communications, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) or Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 8(c) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In any action the defense of which is assumed by the indemnifying party pursuant to this Agreement, an indemnified party shall have the right to participate in such action and to retain its own counsel at the expense of such indemnified party, except that the fees and expenses of such counsel shall be borne by the indemnifying party if (i) the indemnifying party and such indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying party shall have failed in a timely manner to assume the defense and employ counsel reasonably satisfactory to the indemnified party in such action, or (iii) the indemnified party reasonably determines that defenses may be available to the indemnified party which are not available to the indemnifying party or may not be consistent with the best interests of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days before such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request before the date of such settlement.

Section 9.              Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, the Bank and the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Bank, and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Bank, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or such Selling Shareholder.  Notwithstanding the foregoing, the contribution obligations of the Bank in this Section 9 shall be limited solely with respect to the Bank to the extent necessary if (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such contribution violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that such contribution would result in an adverse impact on the Bank’s examination ratings or (c) such contribution would give rise to civil money penalties or other sanctions.

Section 10.            (a)         If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be.  If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 13, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 13.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

(b)           In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days, in order to effect any required changes to the Registration Statement or Prospectus or  any other documents or arrangements.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.            If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Shareholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholders, either (a) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 5, Section 8 or Section 13 hereof, the Company, the Bank or the other Selling Shareholders, or (b) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof.  If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders, to postpone the Closing Date or the applicable Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes, to the Registration Statement or the Prospectus or any other documents or arrangements may be effected.

Section 12.            Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 13, in the absolute discretion of the Representatives, by notice given to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and before the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the NYSE or on the Nasdaq shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (e) there has occurred any other Material Adverse Effect, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 12, such termination will be without liability of any party to any other party except as provided in Section 5 and Section 13 hereof; provided, that the reimbursement of out-of-pocket expenses under Section 5 will not exceed $150,000, and provided further, that the provisions of Section 8 shall at all times be effective and shall survive such termination.

Section 13.

(a)           The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Shareholder, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.

(b)           If this Agreement is terminated pursuant to Section 6, Section 10 or Section 12 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5, the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 and the provisions of Section 10 and Section 12 shall remain in effect and, if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 8 shall also remain in effect.

(c)           If this Agreement shall be terminated by the Underwriters, or any of them, under Section 6, Section 11 or Section 12 or otherwise because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

(d)           If the Company is required to make any payments to the Underwriters under this Agreement because of any Selling Shareholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6 (each such Shareholder, a “Non-Performing Selling Shareholder”), the Non-Performing Selling Shareholder shall promptly reimburse the Company on demand for all amounts so paid.

(e)           Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) a “free writing prospectus” prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 14.            This Agreement shall inure to the benefit of and be binding upon the Company, the Bank and the Selling Shareholders and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

Section 15.            All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives, c/o Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, One Montgomery Street, Suite 3700, San Francisco, California  94104 and Stephens, Inc., Attention: [●], 300 Crescent Court, Suite 600, Dallas TX  75201. Notices to the Company shall be given to it at Bank7 Corp., 1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116; Attention: Thomas L. Travis. Notices to the Selling Shareholders shall be given to the Custodian at [•], [•]; Attention: [•].

Section 16.            This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

Section 17.            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

Section 18.

(b)           The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of New York, New York, in connection with any dispute related to this Agreement including, without limitation, any suit or proceeding arising out of or relating to this Agreement, any transaction contemplated hereby, the Pricing Prospectus, the Prospectus, Registration Statement, the offering of the Shares or any other matter contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit or proceeding arising out of or relating to this Agreement, the Pricing Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(c)           The Company, the Bank and the Selling Shareholders each acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Bank and the Selling Shareholders on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Bank and the Selling Shareholders or their respective shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Bank and the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Bank and the Selling Shareholders on other matters) or any other obligation to the Company, the Bank and the Selling Shareholders except the obligations expressly set forth in this Agreement, and (iv) each of the Company, the Bank and the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company, the Bank and the Selling Shareholders severally agree that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Bank and the Selling Shareholders, in connection with such transaction or the process leading thereto.

(d)           The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(e)           Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

(f)            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Bank, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

(g)           The Company, the Bank and the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Bank, the Selling Shareholders and the Underwriters.

Very truly yours,

BANK7 CORP.

By:
Name: William B. Haines
Title: Chairman of the Board

BANK7

By:
Name: William B. Haines
Title: Chairman of the Board

WILLIAM B. HAINES ON BEHALF OF THE
SELLING SHAREHOLDERS

By:
Name: William B. Haines
As Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

Stephens Inc.

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Firm Shares to be Purchased
Keefe, Bruyette & Woods, Inc.	[●]
Stephens Inc.	[●]
Sandler O’Neill & Partners, L.P.	[●]

Total	[●]

Schedule I

SCHEDULE II

Company	Number of Firm Shares to be Sold	Maximum Number of Option Shares to be Sold
Bank7 Corp 1039 N.W. 63rd Street Oklahoma City, OK 73116 Attention: Tom Travis	[●]	[●]

Selling Shareholders

William Bradford Haines Financial Services Trust, Mr. Haines as trustee [•] [•]	[●]	[●]
Attention: Brad Haines

Lisa K. Haines Financial Services Trust, Ms. Haines as trustee [•] [•] Attention: Lisa K. Haines	[●]	[●]

Julee S. Lawrence Financial Services Trust, Ms. Thummel and Mr. Phillips as co-trustees [•] [•] Attention: Julee S. Thummell	[●]	[●]

Total:	[●]	[●]

Schedule II

SCHEDULE III

Issuer Free Writing Prospectuses

Pricing Information Conveyed Orally to Investors

Schedule III

SCHEDULE IV

Permitted Written Testing-the-Waters Communications

Schedule IV

EXHIBIT A

Form Opinion Of Counsel To The Company

A-1

EXHIBIT B

Form Paul Foster Law Offices Legal Opinion Of Counsel To The Company

B-1

EXHIBIT C

Form Opinion Of Counsel To Selling Shareholders

C-1

EXHIBIT D

Form of Lock-up Agreement

September ___, 2018

KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue, 4th Floor
New York, New York  10019

STEPHENS INC.
300 Crescent Court, Suite 600
Dallas, Texas  75201

Ladies and Gentlemen:

The undersigned understands that Keefe, Bruyette & Woods, Inc. and Stephens Inc. (the “Representatives”), as representatives of the several Underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Bank7 Corp., an Oklahoma corporation (the “Company”), and certain shareholders of the Company (the “Selling Shareholders”) to be named therein providing for the public offering (the “Public Offering”) by the Company and the Selling Shareholders of shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, during the period beginning on the date of this letter agreement and ending 180 days after the date of the prospectus relating to the Public Offering (the “Restricted Period”), directly or indirectly, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933, as amended, (B) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement or (D) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock.

The foregoing restrictions shall not apply to (a) the sale of the shares of Common Stock in the Public Offering, (b) transfers of shares of Common Stock as a bona fide gift, (c) transfers by will or estate or intestate succession to the undersigned’s family, transfers to a trust or limited partnership, the beneficiaries or limited partners of which are exclusively the undersigned or members of the undersigned’s family, or transfers to a charitable organization, (d) transfers of shares of Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the provisions of this Letter Agreement (for the purposes of this clause (d), a “change of control” being defined as any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company), (e) the exercise of any options to purchase shares of Common Stock or the vesting, award, delivery or settlement of shares of Common Stock and the receipt by the undersigned from the Company of shares of Common Stock thereunder, in each case pursuant to the Company’s stock option or equity-based compensation plans that are described in the registration statement and prospectus related to the Public Offering, and surrender, forfeiture or sales of such shares of Common Stock in transactions exempt from Section 16(b) of the Exchange Act that are issued upon exercise of such options or such vesting, award, delivery, settlement or receipt in order to pay or provide for any taxes due on such exercise, vesting, delivery, settlement or receipt or to pay the exercise price therefor or (f) transfers to affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) (including correlative terms, “Affiliate”) of the undersigned who remain Affiliates of the undersigned during the entirety of the Restricted Period, provided that, in the case of any transfer pursuant to this clause (f), no filing under Section 16(a) of the Exchange Act will be required or voluntarily made by or on behalf of the undersigned during the Restricted Period in connection with such transfer; provided further, that in the case of any transfer, distribution or issuance pursuant to clause (b), (c) or (f), each donee, heir, legatee, trustee, distributee, transferee or recipient shall sign and deliver to the Representatives a lock‑up letter substantially in the form of this letter for the balance of the Restricted Period.  In furtherance of the foregoing, the Company is hereby authorized to decline to make or authorize any transfer of securities if such transfer would constitute a violation of breach of the restrictions contained herein.

The undersigned understands that, if the undersigned is an officer or director of the Company, (1) this agreement shall be applicable to any issuer-directed shares that the undersigned may purchase in the Public Offering, (2) the Representatives will notify the Company at least three business days before the effective date of any release or waiver of the foregoing restrictions, (3) the Company will announce the impending release or waiver by a press release through a major news service announcing such waiver or release, and (4) any release or waiver granted by the Representatives under this agreement will only be effective two business days after the publication date of such press release.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

It is understood that, if the Company notifies the Representatives in writing that it does not intend to proceed with the Public Offering, if the Underwriting Agreement shall terminate or be terminated prior to the payment for and delivery of the shares of Common Stock to be sold thereunder (other than any shares of Common Stock subject to any over-allotment option) or if the Public Offering is not completed on or before October 31, 2018, this agreement shall be terminated and be of no further force or effect.

This agreement is to be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

EXHIBIT D-1

List of Persons and Entities Executing Lock-Up Agreements

EXHIBIT E

Form of Press Release

Bank7 Corp.

[•], 2018

Bank7 Corp. (“Company”) announced today that Keefe, Bruyette & Woods, A Stifel Company, and Stephens Inc., the joint book-running underwriters in the Company’s recent public offering of  [•] shares of its common stock, is [waiving][releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company.  The [waiver][release] will take effect on [•], and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

E-1